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                                                                     Exhibit 3.5

                            CERTIFICATE OF CORRECTION
                                       TO
                             ARTICLES SUPPLEMENTARY
                                     TO THE
                SECOND AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                       EQUITY RESIDENTIAL PROPERTIES TRUST
                    (A MARYLAND REAL ESTATE INVESTMENT TRUST)

             (8.00% SERIES M CUMULATIVE REDEEMABLE PREFERRED SHARES)


         EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Articles Supplementary, dated September 27, 1999, of the Trust relating to its 8.00% Series M Cumulative Redeemable Preferred Shares of Beneficial Interest (par value $.01 per share) (Liquidation Preference $50.00 Per Share) (the "Series M Preferred Shares") were filed with the State Department of Assessments and Taxation of Maryland on September 30, 1999, and said Articles Supplementary require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

         SECOND: (A) Section 1.C.(6) of Article FIRST of the Articles Supplementary as previously filed and to be corrected hereby reads as follows:

         (6)  SEVERABILITY OF PROVISIONS.

                  IF ANY VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF THE SERIES M PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF SET FORTH IN THESE TERMS OF THE SERIES M PREFERRED SHARES (AS SUCH TERMS MAY BE AMENDED FROM TIME TO TIME) IS INVALID, UNLAWFUL OR INCAPABLE OF BEING ENFORCED BY REASON OF ANY RULE OF LAW OR PUBLIC POLICY, ALL OTHER VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF SERIES M PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF SET FORTH IN THESE TERMS OF THE SERIES M PREFERRED SHARES (AS SO AMENDED) WHICH CAN BE GIVEN EFFECT WITHOUT THE INVALID, UNLAWFUL OR UNENFORCEABLE VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF SERIES M PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF HEREIN SET FORTH SHALL BE DEEMED DEPENDENT UPON ANY OTHER SUCH VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHT OF SERIES M PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF UNLESS SO EXPRESSED HEREIN.


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         (B) Section 1.C.(6) of Article FIRST of the Articles Supplementary as
corrected hereby shall read as follows:

         (6)  SEVERABILITY OF PROVISIONS.

                  IF ANY VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF THE SERIES M PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF SET FORTH IN THESE TERMS OF THE SERIES M PREFERRED SHARES (AS SUCH TERMS MAY BE AMENDED FROM TIME TO TIME) IS INVALID, UNLAWFUL OR INCAPABLE OF BEING ENFORCED BY REASON OF ANY RULE OF LAW OR PUBLIC POLICY, ALL OTHER VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF SERIES M PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF SET FORTH IN THESE TERMS OF THE SERIES M PREFERRED SHARES (AS SO AMENDED) WHICH CAN BE GIVEN EFFECT WITHOUT THE INVALID, UNLAWFUL OR UNENFORCEABLE VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF SERIES M PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF HEREIN SET FORTH, SHALL NEVERTHELESS, REMAIN IN FULL FORCE AND EFFECT AND NO PREFERENCES OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR OTHER DISTRIBUTIONS, QUALIFICATIONS OR TERMS OR CONDITIONS OF REDEMPTION OF THE SERIES M PREFERRED SHARES HEREIN SET FORTH SHALL BE DEEMED DEPENDENT UPON ANY OTHER SUCH VOTING POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHT OF SERIES M PREFERRED SHARES AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF UNLESS SO EXPRESSED HEREIN.

         (C) The inaccuracy or defect in Section 1.C.(6) of Article FIRST of the Articles Supplementary as previously filed was an error in transcription.


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         IN WITNESS WHEREOF, Equity Residential Properties Trust has caused this
Certificate of Correction to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Secretary as of July 6, 2000.

WITNESS:                                  EQUITY RESIDENTIAL PROPERTIES
                                              TRUST



/s/ Bruce C. Strohm                       /s/ Michael J. McHugh
--------------------------                --------------------------------------
Bruce C. Strohm, Secretary                Michael J. McHugh
                                          Executive Vice President


         THE UNDERSIGNED, Executive Vice President of EQUITY RESIDENTIAL PROPERTIES TRUST, with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Trust, the foregoing Certificate of Correction to be the act of the Trust and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                          /s/ Michael J. McHugh
                                          ---------------------------------
                                          Michael J. McHugh
                                          Executive Vice President




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